UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2007

Smith Micro Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26536 (Commission File Number)	33-0029027 (IRS Employer Identification No.)
51 Columbia, Suite 200
Aliso Viejo, California 92656
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (949) 362-5800
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On April 4, 2007, Smith Micro Software, Inc. (the “Company”), IS Acquisition Sub, Inc., a wholly-owned subsidiary of the Company (“Acquisition Sub”), and Insignia Solutions plc and its subsidiaries Insignia Solutions Inc., Insignia Solutions AB and Insignia Asia Corporation (collectively “Insignia”) entered into an Amendment (the “Amendment”) to the Asset Purchase Agreement dated February 11, 2007 by and among Company, Acquisition Sub and Insignia (the “Asset Purchase Agreement”).
     Pursuant to the Amendment, the Company, Acquisition Sub and Insignia agreed that, among other things, the aggregate consideration to be paid by the Company under the Asset Purchase Agreement would be $18.575 million, consisting of:
•	$12.5 million in cash;

•	forgiveness of all indebtedness payable by Insignia under the Promissory Note initially delivered to the Company on December 22, 2005 (the principal amount of the note was $2.0 million at the closing of the Acquisition (as defined below)), and

•	a cash sum equal to the product of $2.575 million less the dollar amount of the Employee Liabilities (as defined in the Amendment) assumed by the Company at closing; provided that the Company shall be entitled to withhold $500,000 of this amount until Insignia delivers to the Company Insignia’s audited financial statements (including the opinion of Insignia’s independent registered public accounting firm) as of and for the year ended December 31, 2006.
In addition, the Company will hold back $1.5 million in cash from the consideration for twelve months as security for satisfaction of Insignia’s indemnification obligations under the Asset Purchase Agreement, as amended.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the Amendment attached as Exhibit 2.3 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On April 4, 2007, the Company, Acquisition Sub and Insignia consummated the acquisition by the Company and Acquisition Sub of substantially all of the assets of Insignia (the “Acquisition”), including Insignia’s Device Management Suite, pursuant to the terms of the Asset Purchase Agreement, as amended.
     Under the terms of the Asset Purchase Agreement, as amended, the aggregate consideration for the Acquisition was as set forth above under “Item 1.01 — Entry into Material Definitive Agreement.”
     The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the Asset Purchase Agreement attached as Exhibit 2.2 to the Current Report on Form 8-K filed by the Company on February 13, 2007 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
     The financial information required by this item, if any, with respect to the Acquisition, will be filed as soon as practicable, and in any event not later than 71 days after the date of this Current Report on Form 8-K.
(b) Pro Forma Financial Information.
     The pro forma financial information required by this item, if any, with respect to the Acquisition, will be filed as soon as practicable, and in any event not later than 71 days after the date of this Current Report on Form 8-K.
(d) Exhibits.

2.3	Amendment to Asset Purchase Agreement, dated April 4, 2007, by and among Smith Micro Software, Inc., IS Acquisition Sub, Inc., Insignia Solutions plc, Insignia Solutions Inc., Insignia Solutions AB and Insignia Asia Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.
Date: April 4, 2007	/s/ Andrew Schmidt
Andrew Schmidt
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.3	Amendment to Asset Purchase Agreement, dated April 4, 2007, by and among Smith Micro Software, Inc., IS Acquisition Sub, Inc., Insignia Solutions plc, Insignia Solutions Inc., Insignia Solutions AB and Insignia Asia Corporation.